Exhibit 99.1

Legal Technology Solutions Provider Epiq Systems Reports

Q1 Results and Updates 2015 Outlook

Conference Call Today at 4:30 pm ET

Kansas City, KS (April 28, 2015) – Epiq Systems, Inc. (NASDAQ: EPIQ) a leading global provider of integrated technology solutions for the legal profession, today announced results for its first quarter ended March 31, 2015 and provided updated financial guidance for 2015. Epiq will hold a conference call today at 4:30 pm ET to review its results (details below).

Summary Results (Unaudited)
	Q1
(In millions, except share count and per share data)	2015	2014
Total Operating Revenue	$107.8	$116.2
Net Income (Loss)	$1.7	($2.3)
Net Income (Loss) Per Share (Diluted)	$0.05	($0.07)
Adjusted EBITDA(1)	$21.4	$23.5
Adjusted Net Income(1)	$5.7	$6.8
Adjusted Earnings Per Share(1) (Diluted)	$0.15	$0.19
Adjusted Diluted Shares (in thousands)	36,914	35,415
Net Cash from Operating Activities	$3.8	($0.8)

(1)	Adjusted net income, adjusted EBITDA and adjusted earnings per share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most comparable GAAP measure.

Q1 Financial Overview

First quarter 2015 operating revenue, adjusted EBITDA and adjusted EPS were in line with company expectations. Net cash provided by operating activities increased by $4.7 million compared to the prior year quarter. A decline in operating revenue for the Technology segment compared to the prior year quarter reflected reduced demand across the legal industry in the first two months of 2015 and pricing pressure in North American ESI work. The decline was offset partially by continued operating revenue growth from international operations and record data volumes in North American ESI in March, which is expected to continue into the second quarter. The Bankruptcy and Settlement Administration segment operating revenue increased compared to the prior year quarter reflecting additional work related to the Energy Future

Holdings Chapter 11 engagement that began in the second quarter of 2014, in addition to an increase in engagements for non-traditional projects. The absence of one-time expenses in the current year period related to data center consolidation, executive reorganization and strategic acquisitions that were included in the prior year’s period contributed to an increase in net income. Total capital expenditures including software development costs declined over 20% in the current quarter.

Recent Business Highlights

•	Entered into agreement to acquire Iris Data Services to accelerate growth of eDiscovery managed services; expected to close on or around April 30, 2015.

•	Continued focus on the ongoing strategic review process by Epiq’s Board of Directors, including its Strategic Alternatives Committee.

•	Retained to provide response services for the Premera Blue Cross data breach and expanded data breach solutions group to meet client demand for cross functional expertise that combines eDiscovery and Settlement Administration services.

•	Completed reorganization of New York City real estate footprint in April for the eDiscovery and corporate restructuring businesses to optimize document review capacity and maximize operational efficiency.

•	Continued expansion of Epiq’s information governance practice (a previously identified growth opportunity that spans full-lifecycle information governance consulting, records management and information risk mitigation) both organically and via strategic partnerships, such as Contoural, Inc.

•	Declared a quarterly cash dividend of $0.09 per share, Epiq’s 20th consecutive quarterly dividend.

“Epiq’s first quarter results were consistent with our expectations. eDiscovery held its ground in a challenging start to the year for the overall legal services industry, and we continue to win new engagements and expand our service delivery for our bankruptcy and settlement administration clients. Our global footprint and unprecedented capacity and resources ensure that we are winning more of the market share than our competitors, irrespective of the market conditions,” said Tom W. Olofson, chairman and CEO of Epiq Systems.

“A number of organizational initiatives that we began in 2014, such as data center consolidation and human resource reorganizations, are now beginning to benefit our bottom line. Additionally, international growth continues to accelerate, particularly in Europe as we prepare to launch a Frankfurt, Germany-based office later this year.

“We are excited to close the purchase of Iris Data Services and accelerate the growth of our managed services offering and its expected positive contribution to Epiq’s future financial performance. Iris brings the market leading managed services solution to Epiq, which broadens our client base and diversifies our mix of transactional and recurring revenue. Iris’s strong reputation and pioneering capabilities (managed services in particular) are among the reasons it is a strategic fit. We expect Iris to continue to run as a stand-alone division of our global eDiscovery business in the short-term, while taking advantage of some obvious near-term cost synergies. We look forward to its future contributions to Epiq.”

Segment Review

Technology Segment (eDiscovery)
	Q1
(In millions)(Unaudited)	2015	2014
Operating Revenue	$70.0	$81.2
Adjusted EBITDA	$18.2	$22.3
Operating Revenue Mix
By Service Type
Electronically Stored Information (ESI)	60%	55%
Document Review	40%	45%
By Region
North America	77%	84%
Europe and Asia	23%	16%

Epiq’s Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including global electronically stored information (ESI) and global document review. The proportion of higher margin ESI revenue relative to document review continued to expand during the first quarter of 2015; however, the decline in adjusted EBITDA compared to the prior year quarter was due primarily to continued pricing pressure in North American ESI services. The decline was offset partially by an increased proportion of operating revenue from its Europe and Asia operations, which produced higher margins than its North American operations.

Bankruptcy and Settlement Administration Segment
	Q1
(In millions)(Unaudited)	2015	2014
Operating Revenue	$37.7	$35.1
Adjusted EBITDA	$12.7	$12.0

A low level of Chapter 11 bankruptcy filings persisted in the first quarter, a trend that is expected to continue for the balance of 2015. Total U.S. bankruptcy filings fell 11% percent in the first quarter 2015 compared to the prior year quarter. Epiq continues to win non-traditional work and special projects from current clients to supplement operating revenue. In Settlement and Administration, Epiq began work on a large response engagement related to the Premera Blue Cross data breach incident that it expects to continue through the second quarter of 2015.

Updated 2015 Financial Guidance

Based on current market conditions and expectations including performance from Iris Data Services, Epiq has updated its prior 2015 guidance and now estimates overall operating revenue for 2015 between $500 million and $520 million, adjusted EBITDA between $109 million and $115 million, and adjusted EPS between $0.90 and $0.96. This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

Conference Call Information:

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 27345143, available through May 5, 2015

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 locations allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and provision for (benefit from) income taxes). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, (22) the successful fulfillment or waiver of all closing conditions for the acquisition of Iris without unexpected delays or material changes, circumstances, effects or conditions that would constitute a material adverse effect, and (23) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts

Kelly Bailey	Chris Eddy or David Collins
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
REVENUE:
Operating revenue	$107,755	$116,220
Reimbursable expenses	11,273	7,051

Total Revenue	119,028	123,271
OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	51,029	57,635
Reimbursable expenses	10,504	6,803
Selling, general and administrative expense	39,064	44,176
Depreciation and software and leasehold amortization	8,765	8,700
Amortization of identifiable intangible assets	2,685	3,120
Fair value adjustment to contingent consideration	—	1,142
Other operating expense, net	137	69

Total Operating Expense	112,184	121,645
INCOME FROM OPERATIONS	6,844	1,626
INTEREST EXPENSE (INCOME):
Interest expense	4,229	4,877
Interest income	(4)	(4)

Net Interest Expense	4,225	4,873
INCOME (LOSS) BEFORE INCOME TAXES	2,619	(3,247)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	886	(949)

NET INCOME (LOSS)	$1,733	($2,298)

NET INCOME (LOSS) PER SHARE INFORMATION:
Basic	$0.05	($0.07)
Diluted	$0.05	($0.07)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	36,281	34,862
Diluted	36,914	34,862
Cash dividends declared per common share	$0.09	$0.09

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS:
Cash and cash equivalents	$38,308	$54,226
Trade accounts receivable, net	129,801	117,854
Property and equipment, net	70,217	70,579
Internally developed software, net	14,795	14,713
Goodwill	403,990	404,187
Other intangibles, net	26,919	29,605
Other	47,194	47,088

Total Assets	$731,224	$738,252

LIABILITIES:
Current liabilities, excluding debt	49,788	53,395
Indebtedness	311,034	313,481
Other non-current liabilities	46,395	46,439
Total Equity	324,007	324,937

Total Liabilities and Equity	$731,224	$738,252

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,733	($2,298)
Non-cash adjustments to net income (loss):
Depreciation and amortization	11,450	11,820
Other, net	2,662	5,688
Changes in operating assets and liabilities, net
Trade accounts receivable	(13,349)	3,093
Other, net	1,328	(19,134)

Net cash provided by (used in) operating activities	3,824	(831)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment; and internally developed software	(8,618)	(10,901)
Other	1	4

Net cash used in investing activities	(8,617)	(10,897)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(2,496)	(2,133)
Common stock repurchases	(4,017)	(3,214)
Cash dividends paid	(3,340)	(3,152)
Payment of acquisition-related liabilities	(18)	(3,457)
Debt issuance costs	(612)	(837)
Other, net	506	3,343

Net cash used in financing activities	(9,977)	(9,450)

Effect of exchange rate changes on cash	(1,148)	35

NET DECREASE IN CASH AND CASH EQUIVALENTS	($15,918)	($21,143)

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
NET INCOME (LOSS)	$1,733	($2,298)
Plus:
Depreciation and amortization	11,450	11,820
Share-based compensation	1,621	3,539
Acquisition and related expense (1)	203	1,589
One-time technology expense (2)	—	2,113
Expense related to financing, net (3)	4,111	4,870
Litigation (recovery) expense, net (4)	(520)	112
Timing of recognition of expense (5)	(290)	—
Reorganization expense (6)	1,182	2,655
Loss on disposition of assets	18	—
Strategic review expense	1,047	—
Provision for (benefit from) income taxes	886	(949)

	19,708	25,749

ADJUSTED EBITDA	$21,441	$23,451

(1)	Acquisition and related expense includes one-time costs associated with acquisitions.
(2)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3)	Expense related to financing is net of interest income.
(4)	Litigation expense and recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS)

TO ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
NET INCOME (LOSS)	$1,733	($2,298)
Plus (net of tax) (1) :
Amortization of acquisition intangibles	1,611	1,872
Share-based compensation	973	2,124
Acquisition and related expense (2)	146	986
One-time technology expense (3)	—	1,268
Loan fee amortization and write-off	362	681
Litigation (recovery) expense, net (4)	(172)	209
Timing of recognition of expense (5)	(174)	—
Reorganization expense (6)	709	1,593
Loss on disposition of assets	11	—
Strategic review expense	628	—
Effective tax rate adjustment (7)	(162)	350

	3,932	9,083

ADJUSTED NET INCOME	$5,665	$6,785

ADJUSTED EARNINGS PER SHARE – DILUTED	$0.15	$0.19

(1)	Individual adjustments are calculated using a tax rate of 40%.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions.
(3)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4)	Litigation expense or recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.

OPERATING REVENUE

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
Technology	$70,023	$81,169
Bankruptcy	20,082	17,365
Settlement Administration	17,650	17,686

Total Bankruptcy and Settlement Administration	37,732	35,051

TOTAL OPERATING REVENUE	$107,755	$116,220

EPIQ SYSTEMS, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
Technology	$18,208	$22,298
Bankruptcy and Settlement Administration	12,704	11,951
Unallocated Corporate	(9,471)	(10,798)

TOTAL ADJUSTED EBITDA(1)	$21,441	$23,451

(1)	Unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, acquisition and related expense, one-time technology expense, non-routine litigation expense or recovery, timing of recognition of expense, gain or loss on disposition of assets, strategic review expense, and one-time reorganization expense.

EPIQ SYSTEMS, INC.

CALCULATION OF DILUTED NET INCOME (LOSS) PER SHARE AND

DILUTED ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
NET INCOME (LOSS)	$1,733	($2,298)
BASIC WEIGHTED AVERAGE SHARES	36,281	34,862
Adjustment to reflect share-based awards	633	—

DILUTED WEIGHTED AVERAGE SHARES (1)	36,914	34,862

NET INCOME (LOSS) PER SHARE – DILUTED	$0.05	($0.07)

ADJUSTED NET INCOME	$5,665	$6,785
BASIC WEIGHTED AVERAGE SHARES	36,281	34,862
Adjustment to reflect share-based awards	633	553

DILUTED WEIGHTED AVERAGE SHARES	36,914	35,415

ADJUSTED EARNINGS PER SHARE – DILUTED	$0.15	$0.19

(1)	Diluted weighted average shares outstanding for the three months ended March 31, 2014 exclude the dilutive impact of options and nonvested shares outstanding due to the GAAP net loss reported for the first quarter of 2014.